                                                                    EXHIBIT 10.9

              PREFERRED STOCK AND COMMON STOCK PURCHASE AGREEMENT


                                by and between


                          RENTAL SERVICE CORPORATION


                               as the "Company"

                                      and


                       NASSAU CAPITAL PARTNERS L.P. AND
                             NAS PARTNERS I L.L.C.


                                  as "Buyer"


                            Dated: January 4, 1996

              PREFERRED STOCK AND COMMON STOCK PURCHASE AGREEMENT
              ---------------------------------------------------


          This Preferred Stock and Common Stock Purchase Agreement (this "Agreement"), dated as of January 4, 1996, is by and between Nassau Capital Partners L.P., a Delaware limited partnership ("Nassau Capital""), and NAS Partners I L.L.C., a Delaware limited liability company ("Nassau Partners" and together with Nassau Capital, the "Buyer") and Rental Service Corporation, a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

          A. The Company desires to issue and sell to Nassau Capital and Nassau Partners (i) 49,730 shares and 270 shares, respectively (collectively the "Preferred Shares") of the Company's authorized but unissued Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (ii) 15,716 shares and 85 shares, respectively (collectively the "Common Shares" and together with the Preferred Shares, the "Purchased Shares") of the Company's authorized but unissued Common Stock, par value $0.01 per share (the "Common Stock").

          B. Buyer desires to purchase the Preferred Shares and the Common Shares from the Company, and the Company desires to issue the Preferred Shares and the Common Shares to Buyer, subject to the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Defined Terms.  As used herein, the terms below shall have the
               -------------
following meanings:

          "Balance Sheet" shall mean the consolidated Balance Sheet of the
           -------------
Company as of October 31, 1995.

          "Business" shall mean the business conducted by the Company and its
           --------
Subsidiaries as of the date of this Agreement.

          "Balance Sheet Date" shall mean October 31, 1995.
           ------------------

          "Closing Date" shall mean January 4, 1996, or such other date as may
           ------------
be mutually agreed upon in writing by the Company and Buyer.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Contracts" shall mean any of the agreements, contracts, commitments
           ---------
or other documents described in Section 4.5(a) through (h).

          "Credit Agreement" shall mean the Credit Agreement dated as of
           ----------------
September 12, 1995, among Company, BT Commercial Corporation, as Agent, the financial institutions signatory thereto and six Subsidiaries of the Company, as amended.

          "Disclosure Schedule" means a schedule executed and delivered by the
           -------------------
Company to Buyer prior to the date hereof which sets forth exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement, which schedule clearly identifies the specific representations and warranties and other provisions of the Agreement to which each exception set forth on the schedule refers.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge,
           ------------
easement, security interest, right-of-way, encumbrance or other rights of third parties.

          "Financial Statements" shall mean (x) the Consolidated Balance Sheet,
           --------------------
Consolidated Statement of Operations and Consolidated Statement of Cash Flows and related notes thereto for each of Acme Holdings Inc. and the Company as of or for the years ended December 31, 1993 and December 31, 1994 and (y) the Consolidated Balance Sheet, Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the Company as of or for the ten-month period ended October 31, 1995.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "Stockholders' Agreement" shall mean that certain stockholders'
           -----------------------
agreement, to be dated as of the Closing Date, by and between the Company and the parties listed on Schedule 1 thereto, in the form attached as Exhibit C hereto.

          "Subsidiary" shall mean (a) any corporation in an unbroken chain of
           ----------
corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which the Company is a general partner, or (c) any partnership in which the Company possesses a 50% or greater interest in the total capital or total income of such partnership.

          "U-Rent-M Acquisition" shall mean that certain acquisition of assets
           --------------------
of a target company located in Central Texas by the Company, scheduled to close on January 4, 1996.

          1.2  Other Defined Terms.  The following terms shall have the meanings
               -------------------
defined for such terms in the Sections set forth below:

     Term                               Section
     ----                               -------
     Act                                  5.5(c)
     Action                               4.9
     Assets                               4.4
     Closing                              3.1
     GAAP                                 8.1(a)
     Material Adverse Effect              4.1
     Tax                                  4.12

                                   ARTICLE 2

                   PURCHASE AND SALE OF STOCK; PLACEMENT FEE
                   -----------------------------------------

          2.1  Issuance of Preferred Shares and Common Shares.  Upon the terms
               ----------------------------------------------
and subject to the conditions contained herein, on the Closing Date, the Company will issue the Preferred Shares and the Common Shares to Buyer, and Buyer will acquire the Preferred Shares and the Common Shares from the Company.

          2.2  Consideration.  Upon the terms and subject to the conditions
               -------------
contained herein, (i) as consideration for the purchase of the Preferred Shares, Nassau Capital and Nassau Partners shall pay a total purchase price of $4,973,000 and $27,000, respectively, consisting of one hundred dollars ($100) for each share of Preferred Stock and (ii) as consideration for the purchase of the Common Shares, Nassau Capital and Nassau Partners shall pay a total purchase price of $4,973,000 and $27,000, respectively, consisting of Three Hundred Sixteen and 44/100 dollars ($316.44) for each share of Common Stock, payable by the delivery to the Company of wire transfer of immediately available funds.

          2.3  Placement Fee.  Upon the terms and subject to the conditions
               -------------
contained herein, on the Closing Date, the Company will pay to Nassau Capital L.L.C. (an Affiliate of Buyer), by wire transfer, a placement fee equal to 3/4% of the aggregate purchase price of the Preferred Shares and Common Shares being purchased by such Buyer.

                                   ARTICLE 3

                                    CLOSING
                                    -------

          3.1  Closing.  The closing of the transactions contemplated herein
               -------
(the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of

Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071, unless the parties hereto otherwise agree.

          3.2  Deliveries at Closing.  To effect the issuance referred to in
               ---------------------
Section 2.1 and the delivery of the consideration described in Section 2.2 hereof, the Company and Buyer shall, on the Closing Date, deliver the following:

               (a) The Company shall deliver to Buyer certificates evidencing the Preferred Shares.

               (b) The Company shall deliver to Buyer certificates evidencing the Common Shares.

               (c) The Company and Buyer shall each deliver all documents required to be delivered pursuant to Articles 7 and 8.

               (d) Buyer shall deliver immediately available funds as provided in Section 2.2; and the Company shall deliver funds as provided in Section 2.3.

               (e) All instruments and documents executed and delivered to Buyer pursuant to Article 7 shall be in form and substance reasonably satisfactory to Buyer. All instruments and documents executed and delivered to the Company pursuant to Article 8 shall be in form and substance reasonably satisfactory to the Company.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          Except as otherwise set forth in the Disclosure Schedule, the Company hereby represents and warrants to Buyer as follows:

          4.1  Organization of the Company.  The Company is duly organized,
               ---------------------------
validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company's authorized capital consists of 250,000 shares of Common Stock, par value $.01 per share, 94,393.72 shares of which are (and will be) issued and outstanding immediately prior to the Closing, and 350,000 shares of Series A Preferred Stock, par value $.01 per share, 244,805 shares of which are (and will be) issued and outstanding immediately prior to the Closing. All of the Company's outstanding shares of Common Stock and Series A Preferred Stock have been, and the Preferred Shares and Common Shares (upon issuance therefore in accordance with this Agreement) will be, duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or may be bound, requiring the issuance or sale of, shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities.

          4.2  Corporate Acts and Proceedings; Enforceability of Agreements.
               ------------------------------------------------------------

               (a) The Company has all requisite corporate power and authority to enter into this Agreement, the Stockholders' Agreement and such documents as are necessary or advisable to consummate the U-Rent-M Acquisition (the "U-Rent-M Acquisition Documents") and to perform its obligations contemplated hereunder and thereunder.

               (b) All corporate action on the part of the Company and its Subsidiaries, officers, directors and stockholders necessary for the authorization, execution and delivery by the Company of this Agreement, the Stockholders' Agreement and the U-Rent-M Acquisition Documents and the performance of all obligations of the Company hereunder and thereunder (including the authorization, issuance, sale and delivery of the Purchased Shares to be issued hereunder), has been taken.

               (c) This Agreement has been, and the Stockholders' Agreement and the U-Rent-M Acquisition Documents when executed and delivered by the parties thereto will be, duly executed and delivered by authorized officers of the Company and constitutes, or when executed and delivered by the parties thereto will constitute, a valid and binding obligation of the Company and is, or when executed and delivered by the parties thereto will be, enforceable against the Company in accordance with their respective terms.

          4.3  Subsidiaries.  The Disclosure Schedule sets forth a complete and
               ------------
accurate list of all of the Subsidiaries, all of which are, except as noted on the Disclosure Schedule, directly or indirectly wholly-owned by the Company. The Disclosure Schedule also contains the jurisdiction of incorporation or organization of each of the Subsidiaries. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation and has corporate power to conduct its business as it is presently being conducted and to own and lease its properties and assets. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The outstanding shares of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned by the Company free and clear of any Encumbrances. There are no outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or any of its Subsidiaries is a party or may be bound, requiring the issuance or sale of, shares of any capital stock or other equity securities of any of the Subsidiaries or securities or rights convertible into or exchangeable for such shares or other equity securities.

          4.4  Title to Assets, Etc.  The Company and its Subsidiaries have good
               ---------------------
and marketable title to or leasehold interests in the assets reflected on the Balance Sheet or acquired since the Balance Sheet Date (the "Assets"). Such Assets include all assets and property necessary to conduct the business and operations of the Company as now conducted. Except as reflected in the Financial Statements, none of the Assets is subject to any Encumbrances, except for minor liens which in the aggregate are not substantial in amount and do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof.

          4.5  Contracts and Commitments.  Neither the Company nor any
               -------------------------
Subsidiary is a party to any written or oral:

               (a) promissory note, loan, evidence of indebtedness, or letter of credit involving any obligation or liability for money borrowed in a principal amount in excess of $200,000;

               (b) lease of real property with annual required rental payments in excess of $200,000;

               (c) lease of personal property not incurred in the ordinary course of business, with annual required rental payments in excess of $500,000 and not cancelable (without penalty) within 30 days;

               (d) contracts and commitments not referred to in Sections 4.5 (a) through (c) above involving annual expenditures by the Company or a Subsidiary in excess of $1,000,000 or otherwise materially affecting the Business;

               (e) material governmental or regulatory licenses or permits required to conduct the Business as presently conducted;

               (f) contracts or agreements containing covenants limiting its freedom to engage in any line of business or compete with any person; or

               (g) employment contracts, including without limitation, contracts to employ executive officers and other contracts with officers or directors of the Company.

               (h) contracts for the provision of services in excess of $100,000 per year.

          Neither the Company nor any Subsidiary is (and, to the best knowledge of the Company, no other party is) in breach or violation of or default under any of the Contracts or other instruments, obligations, evidences of indebtedness or commitments described in (a) through (h) above, except where such breaches and violations in the aggregate would not have a Material Adverse Effect.

          4.6  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
this Agreement, the Stockholders' Agreement and the U-Rent-M Acquisition Documents nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of the Company, (b) a breach of, conflict with or a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any term or provision of any Contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which the Company or any Subsidiary is a party or by which the Assets are bound, which breach or default would have a Material Adverse Effect (c) a violation by the Company or any Subsidiary of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a Material Adverse Effect or (d) an imposition of any Encumbrance, restriction or charge on the Business or on any of the Assets.

          4.7  Consents and Approvals.  No consent, approval or authorization
               ----------------------
of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement the Stockholders' Agreement and the U-Rent-M Acquisition Documents and the consummation of the transactions contemplated hereby or thereby.

          4.8  Financial Statements.  The Company has heretofore delivered to
               --------------------
Buyer the Financial Statements. Except as otherwise set forth therein, the Financial Statements are in accordance with the books and records of the Company and fairly present the financial condition and results of operations indicated thereby. Such Financial Statements were prepared in accordance with GAAP, except (with respect to the financial statements as of and for the ten-month period ending October 31, 1995) for (i) the absence of notes thereto and (ii) customary year-end adjustments)(the "Unaudited Exceptions").

          4.9  Litigation.  There is no action, order, writ, injunction,
               ----------
judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for any of the Company's officers, employees or agents), arbitral action or investigation (collectively, "Actions") pending or, to the knowledge of the Company, threatened (orally or in writing), relating to or affecting or seeking damages in connection with (i) the Company or any Subsidiary which individually or in the aggregate with other Actions could reasonably be expected to have a Material Adverse Effect or (ii) the validity or legality of this Agreement or the U-Rent-M Acquisition Documents or the transactions contemplated hereby and thereby. Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or any Subsidiary.

          4.10  Compliance with Law.  The conduct of the Business is in
                -------------------
compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any written notice to the effect that the Business is not in compliance with any laws regarding environmental protection or clean-up or the use or storage of hazardous substances, and the Company has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such laws which would, in any one case or in the aggregate, have a Material Adverse Effect.

          4.11  Transactions with Certain Persons.  Neither any officer,
                ---------------------------------
director or employee of the Company or any Subsidiary nor any member of any such person's immediate family nor any entity described in clause (iii) is presently a party to any material transaction with the Company or any Subsidiary relating to the Business, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material services by, (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

          4.12  Tax Matters.  The Company has timely filed all material tax
                -----------
reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports. The Company has paid in full all material taxes required to be paid by it.

          There are no pending or threatened audits or investigations known to the Company relating to the Company's income tax returns, and there are no claims which have been or may be asserted relating to any of the Company's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency. There have been no waivers of statutes of limitations by the Company.

          For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

          4.13 Environmental Matters.  The Company complies and has complied
               ---------------------
with all applicable Environmental Laws, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws, except where the failure to comply or possess would have a Material Adverse Effect. There are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could be expected to prevent, or materially increase the burden on the Company of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws. There are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by the Company now or in the past, or at any other location, that could give rise to liability of the Company under any Environmental Law, which liability could reasonably be expected to have a Material Adverse Effect.

          The following definitions shall apply for purposes of this Agreement:
"Environmental Report" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under, any Environmental Law that may reasonably be expected to have a Material Adverse Effect; "Environmental Laws" shall mean any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been or is now in effect; "Environmental Permits" shall mean any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law; and "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated byphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other forces, including but not limited to electromagnetic fields, materials or substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          4.14  Absence of Undisclosed Liabilities.  Except for (a) liabilities
                ----------------------------------
reflected or reserved against in full in the Financial Statements or incurred after the date thereof in the ordinary course of business in an amount not exceeding $100,000 in the aggregate, (b) liabilities not yet due and payable or obligations to be performed or satisfied after the date hereof under the Contracts, and (c) liabilities incurred in the ordinary course of business and not required to be reflected in the Financial Statements, neither the Company nor any of its Subsidiaries has, or will have upon consummation of the U-Rent-M Acquisition, any material liability or obligation of any nature, whether accrued, absolute or contingent.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Each of Nassau Partners and Nassau Capital hereby represents and warrants to the Company as follows:

          5.1  Organization of Buyer.  Each of Nassau Partners and Nassau
               ---------------------
Capital is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has requisite corporate or other power and authority to conduct its business and to enter into this Agreement and consummate the transactions contemplated hereby.

          5.2  Authorization.  Each of Nassau Partners and Nassau Capital has
               -------------
taken all necessary action to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Nassau Partners and Nassau Capital and is a valid and binding obligation of each of Nassau Partners and Nassau Capital enforceable against it in accordance with its terms.

          5.3  Consents and Approvals.  No consent, approval or authorization
               ----------------------
of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by each of Nassau Partners and Nassau Capital in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          5.4  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the applicable organizational documents of each of Nassau Partners and Nassau Capital, (b) a breach of, conflict with or a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any term or provision of any Contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which each of Nassau Partners and Nassau Capital is a party which breach or default would have a material adverse effect on the transactions contemplated hereby or (c) a violation by each of Nassau Partners and Nassau Capital of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the transactions contemplated hereby.

          5.5  Securities Laws
               ---------------

               (a) Each of Nassau Partners and Nassau Capital has received and reviewed this Agreement and the Stockholders' Agreement and all schedules and exhibits attached thereto, and has received all such business, financial and other information as it deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Preferred Shares and the Common Shares.

               (b) Each of Nassau Partners and Nassau Capital is acquiring the Preferred Shares and Common Shares purchased hereunder with its own funds or property for investment, for its own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and each of Nassau Partners and Nassau Capital has no present intention of selling, granting participation in, or otherwise distributing any of the Preferred Shares or the Common Shares. each of Nassau Partners and Nassau Capital does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participation to such person, firm or corporation, with respect to any of the Preferred Shares or the Common Shares.

               (c) Each of Nassau Partners and Nassau Capital understands and agrees that (i) neither the Preferred Shares nor the Common Shares will be registered under the Securities Act of 1933, as amended (the "Act"), in part based upon an exemption from registration predicated on the accuracy and completeness of its representations and warranties appearing herein and (ii) each of Nassau Partners and Nassau Capital will not be permitted to sell, transfer or assign any of the Preferred Shares or the Common Shares until they are registered under the Act or an exemption from the registration and prospectus delivery requirements of the Act is available, and (iii) there is no assurance that such an exemption from registration will ever be available or that the Preferred Shares or the Common Shares will ever be able to be sold.

               (d) Each of Nassau Partners and Nassau Capital agrees that in no event will it make a disposition of any Shares or any interest therein, unless such Preferred Shares or Common Shares, as the case may be, are registered under the Act or unless and until (i) each of Nassau Partners and Nassau Capital shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) each of Nassau Partners and Nassau Capital shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and content to the Company to the effect that (A) such disposition will not require registration of such Preferred Shares or Common Shares, as the case may be, under the Act or compliance with applicable state securities laws, or (B) that appropriate action necessary for compliance with the Act and applicable state securities laws has been taken, or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this subsection.

               (e) Each of Nassau Partners and Nassau Capital does not require the assistance of an investment advisor or other purchaser representative to participate in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company and has the ability to bear the economic risks of its investment for an indefinite period of time.

               (f) Each of Nassau Partners and Nassau Capital is an "accredited investor" (as defined in Regulation D promulgated under the Act). Each of Nassau Partners and Nassau Capital has been in existence for at least one year and was not formed for the specific purpose of acquiring the stock issued pursuant to this Agreement. Each of Nassau Partners and Nassau Capital's purchase is directed by a sophisticated person as described in Regulation D promulgated under the Act.

                                   ARTICLE 6

                    CONDITIONS TO THE COMPANY'S OBLIGATIONS
                    ---------------------------------------

          The obligations of the Company to issue the Preferred Shares and the Common Shares to Buyer on the Closing Date are subject, in the discretion of the Company, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

          6.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

          6.2  Consents.  All consents, approvals and waivers from governmental
               --------
authorities and other parties necessary to permit the Company to issue the Preferred Shares and the Common Shares to Buyer as contemplated hereby shall have been obtained.

          6.3  Stockholders' Agreement.  Buyer shall have become a party to and
               -----------------------
agreed to be bound by the Stockholders' Agreement, which Stockholders' Agreement is hereby incorporated herein as if set forth in full in this Agreement.

                                   ARTICLE 7

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

          The obligations of Buyer to purchase the Preferred Shares and the Common Shares as provided hereby are subject, in the discretion of Buyer, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Buyer a certificate (signed by the chief executive officer or secretary of the Company) to the foregoing effect.

          7.2  Consents.  All consents, approvals and waivers from governmental
               --------
authorities and other parties necessary to permit the Company to issue the Preferred Shares and the Common Shares to Buyer as contemplated hereby shall have been obtained.

          7.3  Certificates.  The Company shall furnish Buyer with such
               ------------
certificates of the officers of the Company and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Buyer.

          7.4  Corporate Documents.  Buyer shall have received from the Company
               -------------------
resolutions adopted by the board of directors of the Company approving this Agreement and the transactions contemplated hereby, certified by the secretary of the Company. Buyer shall have also received true and correct copies of the Company's Certificate of Incorporation, as amended to date, the Company's bylaws, as amended to date, and the Stockholders' Agreement.

          7.5  U-Rent-M Acquisition.  Consummation of the U-Rent-M Acquisition
               --------------------
shall occur on or before the Closing Date, and Buyer shall have received copies of the U-Rent-M Acquisition Documents, certified by the Secretary or Assistant Secretary of the Company as true and complete copies thereof, together with evidence of authorization by the Company of each U-Rent-M Acquisition Document, and the transactions contemplated therein.

          7.6  Stockholders' Agreement.  The Company shall have entered into the
               -----------------------
Stockholders' Agreement with Buyer.

          7.7  Legal Opinion.  The Buyer shall have received from Latham &
               -------------
Watkins, counsel for the Company, an opinion addressed to the Buyer covering such matters as the Buyer may reasonably request.

          7.8  Revolving Credit Facility.  The Company and Bankers Trust Company
               -------------------------
shall have entered into an amendment to the Credit Agreement to increase the Revolving Credit Facility thereunder to $95,000,000.

          7.9  Material Adverse Change.  There shall not have occurred or been
               -----------------------
threatened any event or action which could have a Material Adverse Effect on the Company or any of its subsidiaries.

                                   ARTICLE 8

               ACTIONS BY THE COMPANY AND BUYER AFTER THE CLOSING
               --------------------------------------------------

          8.1  Reports. Prior to the Company's initial public offering, the
               -------
Company shall deliver to the Buyer the following:

               (a) within 60 days after the end of each quarterly fiscal period of the Company (other than the last quarterly fiscal period of each such year), a consolidated balance sheet of the Company as of the end of such quarter and consolidated statements of income and cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, all in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") applicable to quarterly financial statements generally, subject to the Unaudited Exceptions, and

               (b) within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company at the end of such year, and consolidated statements of income and cash flows of the Company for such year, and related notes thereto, prepared in accordance with GAAP and accompanied by an opinion thereon of independent certified public accountants of recognized national standing.

          8.2  Board Member; Attendance at Board Meetings.
               ------------------------------------------

               (a) For so long as the Buyer holds at least 65% of the Common Shares purchased pursuant to this Agreement, the Company will cause one person designated by the Buyer (the "Designee") to be included in any list of persons nominated by management of the Company for election as members of the Board of Directors of the Company (the "Board") and will take all actions reasonably within its power to cause the Designee to be elected a member of the Board. Upon a public offering of securities by the Company, the Buyer agrees to discuss with the Company in good faith the optimal constitution of the Board following the closing of such offering, taking into account any stock exchange requirements regarding independent directors and disclosure issues occasioned by agreements to grant seats on the Board.

               (b) The Company will reimburse such director for all costs and expenses (including travel expenses) incurred in connection with such director's attendance at meetings of the Board or any committee of the Board upon which such director serves. The Company will pay such director annual fees and fees for attending Board or committee meetings, if any such fees are paid to directors.

          8.3  Demand Registration.
               -------------------

               (a) Stockholders owning more than 50% of the aggregate Registrable Common Shares and Other Registrable Common Shares shall have the right, exercisable on two occasions after January 4, 2001, by written request (a "Request") to the Company, to require the Company to register under the Act up to 100% of their Registrable Common Shares. Within ten (10) days after receiving a Request, the Company will give written notice thereof to all other holders of shares of Common Stock purchased pursuant to Preferred Stock and Common Stock Purchase Agreements of even date herewith between the Company and the investors named therein which are, at the relevant time, Restricted Securities (the "Other Registrable Common Shares"), which holders of shares shall have 20 days after receipt of notice from the Company to notify the Company of the number of shares of Common Stock held by them to be included in such registration. All Requests made pursuant to this Section 8.3 will specify the number of Registrable Common Shares to be registered and the intended methods of disposition thereof.

               (b) The Company will prepare and file with the Securities and Exchange Commission as soon as practicable, but in any event not later than within one hundred twenty (120) days after receiving a Request, a registration statement on the appropriate form for the sale of the Registrable Common Shares and Other Registrable Common Shares. The Company and the holders of Registrable Common Shares and Other Registrable Common Shares will also comply with the provisions of Sections 2(B), 3, 5, 6 and 7 of the Registration Rights set forth as Exhibit A to the Stockholders' Agreement dated the date of this Agreement among the Company, the Buyer and certain other stockholders of the Company; provided, however, that notwithstanding Section 5 of said Exhibit A, the
- --------  -------
Company will pay the reasonable fees and disbursements of one counsel for all holders of Registrable Common Shares or Other Registrable Common Shares included in any such registration statement.

               (c) The Company shall not be required to maintain the effectiveness of any registration statement for longer than ninety (90) days in any event; provided, however, that the Company may suspend the effectiveness of
           --------  -------
any registration statement filed pursuant to Section 8.3(a) if the Company determines that it would be imprudent or illegal for it to then maintain such effectiveness, so long as the number of days of each such suspension is not included in calculating the 90 days referred to above.

               (d) The demand registration rights set forth herein shall terminate with respect to any Registrable Common Shares or Other Registrable Common Shares when such shares have been disposed of for cash or marketable securities.

               (e) "Registrable Common Shares" means all shares of Common Stock purchased pursuant to this Agreement (including any shares purchased pursuant to Section 8.4 hereto) by Buyer which are, at the relevant time, Restricted Securities.

               (f) "Restricted Securities" means shares of Common Stock until, in the case of each such shares, (i) it is effectively registered and disposed of in accordance with an effective registration statement; (ii) it is distributed to the public pursuant to Rule 144 or Rule 144A under the Act; or
(iii) the Company has delivered to the holder thereof a written opinion of experienced securities counsel, reasonably satisfactory in form and substance to such holder, to the effect that the proposed disposition for which registration was requested does not require registration under the Act.

               (g) A registration requested pursuant to Section 8.3(a) will not be deemed to have been effected unless it has become effective; provided, that if, within 180 days after it has become effective, the offering of Registrable Common Shares and Other Registrable Common Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court or is otherwise not consummated, such registration will be deemed not to have been effected and will not constitute a Request.

          8.4  Subsequent Securities.  If the Company determines to raise
               ---------------------
additional equity capital for cash through the sale of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, the Company will, to the extent consistent with the board's fiduciary duties and taking into consideration timing and the price and other terms obtainable from other investors, provide Buyer with reasonable advance notice of any such proposed issuance and offer the opportunity to participate in any such proposed issuance (on the same terms as other proposed investors) to the extent necessary to allow Buyer to maintain its proportionate fully-diluted interest in the Common Stock. However, the foregoing would not apply to (i) issuances as a smaller portion of the sale of other securities, such as debt securities or non-convertible preferred stock, (ii) securities sold in a public offering and (iii) securities issued primarily as part of an incentive or compensatory arrangement with officers, directors, employees and/or independent contractors, including without limitation, securities issued in reliance upon the exemption from registration provided by Rule 701 promulgated under the Securities Act of 1933, as amended.


                                   ARTICLE 9

                                    LEGENDS
                                    -------

          9.1  Legends.  Each certificate representing the Preferred Shares and
               -------
the Common Shares sold pursuant to the provisions hereof, if and for so long as deemed advisable by the Company or until registered and sold under the Act, shall bear the following legends:

               (a) "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act."

               (b) "The shares represented by this certificate are subject to a right of first refusal option, drag-along rights and certain other rights, all as set forth in a stockholders agreement between the Company and the registered holder, or its predecessor in interest, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate."

                                   ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

          10.1  Termination.  The Company may elect to extend the Closing Date
                -----------
for up to thirty (30) days upon written notice to Buyer. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to February 4, 1996.

          10.2  Assignment.  Neither Company nor Buyer shall transfer, assign or
                ----------
encumber any of its rights, privileges, duties or obligations under this Agreement without the prior written consent of the other party, and any attempt to so transfer, assign or encumber shall be void; provided that nothing in this
Section 10.2 shall restrict the Company or its stockholders from consummating any merger, stock sale, asset sale or business combination. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

          10.3  Notices; Transfer of Funds.  Unless otherwise provided herein,
                --------------------------
any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

               (a)  If to the Company, addressed to:

                    Rental Service Corporation
                    14505 N. Hayden Road
                    Suite 322
                    Scottsdale, AZ  85260
                    Attention:  Chief Executive Officer

                    With a copy to:

                    Brentwood Associates
                    11150 Santa Monica Boulevard, Suite 1200
                    Los Angeles, California 90025
                    Attention:  Christopher A. Laurence

               (b) If to Buyer, addressed to Buyer at the address shown on the signature page hereof.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          10.4  Choice of Law.  This Agreement shall be construed, interpreted
                -------------
and the rights of the parties determined in accordance with the internal laws of the State of Delaware, without reference to the choice of law provisions of Delaware law.

          10.5  Entire Agreement; Amendments and Waivers.  Except as set forth
                ----------------------------------------
in Section 10.11, this Agreement, together with all exhibits and schedules hereto and the Stockholders' Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing, and, in the case of the Company, authorized by its Board of Directors. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          10.6  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.7  Invalidity.  In the event that any one or more of the provisions
                ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          10.8  Headings.  The headings of the Articles and Sections herein are
                --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          10.9  Publicity.  Neither party shall issue any press release or make
                ---------
any public statement regarding the transactions contemplated hereby, without the prior approval of the other party.

          10.10  Confidential Information.  The parties acknowledge that the
                 ------------------------
transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by law, or as provided herein. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, the Buyer acknowledges that it will have access to confidential information ("Confidential Information") relating to the Company. The Confidentiality Agreement dated November 10, 1995, between the Company and the Buyer shall survive and not be affected by this Agreement.

          10.11  Cost and Expenses; Transfer Taxes.  Whether or not the
                 ---------------------------------
transactions contemplated by this Agreement are consummated, (a) the Company shall pay all fees and expenses incurred by, or on behalf of, it and (b) the Company shall promptly reimburse the Buyer for its out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation, the fees and expenses (up to a maximum of $15,000 in the aggregate) of legal counsel, accountant and advisor for all purchasers of Preferred Stock and Common Stock simultaneously herewith. The Company shall pay all transfer taxes and charges attributable to the transfer of the Purchased Shares to the Buyer.

          10.12  Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties made herein shall survive the Closing (i) with respect to the representations and warranties of the Company set forth in Sections 4.1, 4.2(b) and 4.2(c) hereof, for an indefinite period, (ii) with respect to the representations and warranties of the Company set forth in
Section 4.12, until three months after the expiration of the applicable statute of limitations with respect to the subject matter thereof, and (iii) with respect to all other representations and warranties of any party hereunder, for a period of two (2) years after the Closing Date. No party hereto shall be entitled to any recovery or other remedy for any claim based upon the breach of any representation or warranty hereunder unless such claim shall have been asserted in writing to the other party prior to the expiration of the applicable survival period set forth above.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


RENTAL SERVICE CORPORATION
"Company"


By:  /s/ DOUGLAS A. WAUGAMAN
     ---------------------------

     Name: Douglas A. Waugaman
           ---------------------

     Title: V.P., Secretary
            --------------------


NASSAU CAPITAL PARTNERS, L.P.


By:  NASSAU CAPITAL L.L.C.,
     General Partner


By:  /s/ JOHN G. QUIGLEY
     ---------------------------

     Name: John G. Quigley
           ---------------------

     Title: Member
            --------------------

Address:  22 Chambers Street
          Princeton, New Jersey  08542

Telecopy: 609-942-8887

NASSAU PARTNERS I L.L.C.


By:  /s/ JOHN G. QUIGLEY
     ---------------------------

     Name: John G. Quigley
           ---------------------

     Title: Member
            --------------------

Address:  22 Chambers Street
          Princeton, New Jersey  08542

Telecopy: 609-924-8887